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                                                                     EXHIBIT 8.1


                        LIST OF SIGNIFICANT SUBSIDIARIES

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                                                                            PERCENTAGE
                                                                             INTEREST/
NAME                                        COUNTRY OF INCORPORATION       VOTING POWER
-------------------------------------       ------------------------       ------------
Pearson Education Inc.                      United States                      100%
Pearson Education Ltd                       England and Wales                  100%
NCS Pearson Inc.                            United States                      100%
Pearson Longman Inc.                        United States                      100%
Pearson Education Holdings Inc.             United States                      100%
PN Holdings Inc.                            United States                      100%
The Financial Times Limited                 England and Wales                  100%
Financial Times Business Ltd                England and Wales                  100%
Interactive Data Corporation                United States                       61%
Recoletos Grupo de Comunicacion SA          Spain                               79%
Les Echos SA                                France                             100%
Penguin Group (USA) Inc.                    United States                      100%
The Penguin Publishing Co Ltd               England and Wales                  100%
Dorling Kindersley Holdings Ltd             England and Wales                  100%
Pearson Inc.                                United States                      100%
Pearson Holdings Inc.                       United States                      100%
Pearson Overseas Holdings Ltd               England and Wales                  100%
Pearson International Finance Ltd           England and Wales                  100%
West Thurrock Estates Ltd                   England and Wales                  100%
Pearson Capital Company LLC                 United States                      100%
Pearson Finance Partnership (Bermuda)       Bermuda                            100%
Testchange Ltd                              England and Wales                  100%
Pearson Netherlands BV                      Netherlands                        100%
Pearson AG                                  Switzerland                        100%
Blue Wharf Ltd                              England and Wales                  100%
Themescene Ltd                              England and Wales                  100%
Pearson Investments BV                      Netherlands                        100%
Pearson DBC Holdings Inc.                   United States                      100%
Rycade Capital Corporation                  United States                      100%
Data Broadcasting Corporation               British Virgin Islands              61%
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